                                  Exhibit 10.2

                 Oracle Software License and Service Agreement

                                                                    Exhibit 10.2

ORACLE                                                NETWORK LICENSE ORDER FORM


    Customer Name: Booktech, Inc.
Customer Location: 605 Main Street               Contract Administrator: Moe Shepard    Phone:  781-729-6250
                   Winchester, MA 01890                                                   Fax:  781-729-5936
                                                      Technical Contact: Moe Shepard    Phone:  781-729-6250
                                                                                          Fax:  781-729-5936

                          ORACLE CONTRACT INFORMATION

     Agreement: Software License and Services Agreement
Agreement Name: SLSA - - - AUG-99

                This Network License Order and attachment(s) ("Order Form") are placed in accordance with the agreement specified above ("Agreement").

                Customer hereby orders the Program licenses described herein for use in the United States, unless otherwise specified.

                The "Network" is defined as any number of Computers of the Designated Systems listed in this Order Form, except for Power-Unit based, Computer-based, Processor-based licensee or other similar licenses as specified herein.

A. DESIGNATED SYSTEMS/PROGRAMS

                Make/Model: SUN SPARC                    Make/Model: HIP98XX
          Operating System: Solaris                Operating System: HP-UX
                     Media: CD                                Media: CD

Description                            Quantity         License Level           License Type
--------------------------------------------------------------------------------------------
Per User Licenses:
------------------
For use in the U. S.
Oracle8i Enterprise Edition               16              Full Use              Concurrent
Diagnostics Management Pack               16              Full Use              Concurrent
Timing Management Pack                    16              Full Use              Concurrent
Oracle Developer Server                   16              Full Use              Concurrent
Application Server Enterprise Edition     16              Full Use              Concurrent

Power Units Licenses:
---------------------
For use in the U.S.
Oracle8i Enterprise Edition              1344     Web Application Specific      Power Unit
interMedia                               1344     Web Application Specific      Power Unit
Diagnostics Management Pack              1344     Web Application Specific      Power Unit
Tuning Management Pack                   1344     Web Application Specific      Power Unit
WebDB                                    1344     Web Application Specific      Power Unit
Application Server Enterprise Edition    1344     Web Application Specific      Power Unit
iStore                                    672     Web Application Specific      Power Unit
iPayment                                  672     Web Application Specific      Power Unit

Oracle Applications Licenses:
-----------------------------
For use in the U.S.
Oracle Financials                          7              Full Use                Named
Oracle Discrete Manufacturing              1              Full Use                Named
Oracle Order Management                    7              Full Use                Named
Oracle Purchasing                          1              Full Use                Named
Oracle Financials                          2              Full Use                Casual
Oracle Discrete Manufacturing             24              Full Use                Casual
Oracle Order Management                    5              Full Use                Casual
Oracle Purchasing                          3              Full Use                Casual

For purposes of this Order Form , Named and Casual Users of the Applications Programs above shall he counted based on Primary Usage.

Oracle Self-Service Human Resources       500             Full Use               Employee
Oracle Human Resources                    500             Full Use               Employee

Description                            Quantity         License Level           License Type
--------------------------------------------------------------------------------------------
Oracle Product Configurator                2              Full Use                Named
Oracle HR Intelligence                   500             Full Use               Employee
Oracle Financials Intelligence            500             Full Use               Employee
Oracle Operations Intelligence            500             Full Use               Employee

Per Client Licenses:
--------------------
For use in the U.S.
Oracle Discoverer End User Edition         5              Full Use                Named
Oracle Discoverer Administration Edition   1              Full Use                Named
Oracle Reports                             1              Full Use              Developer
Enterprise Developer Suite                 1              Full Use              Developer

                                                                Net License Fees:    $485,855

                                                                 Hot Backup Fees:    $113,068

                                       Initial Year Annual Technical Support Fee:    $109,081
                                                          Technical Support Type:      Silver

                                                  Net Fee for 50 Education Units:     $20,000

                                                                      Total Fees:    $728,004

 ORACLE*

 B. GENERAL TERMS

1. Web Application Specific. For the purposes of this Order Form, a Web Application Specific Program shall mean a Program license which may only be accessed by clients via internet networking protocols and which is limited to use solely for Customer's application software defined as Student and Professor Portals. Notwithstanding any use restrictions in the Agreement or Oracle Program License Terms, Customer's application may only allow third party web access to a licensed Web Application Specific Program for viewing, querying, or adding data only, so long as such use is in accordance with the other terms of the Agreement. Web Application Specific Programs are to be generated by Customer from Full Use Programs.

2. Technical Support. Annual Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies and pricing in effect on the date Technical Support is ordered and shall be effective upon shipment (or upon Order Form Effective Date for products not requiring shipment); first year Technical Support is quoted above, if ordered. Fees for Technical Support are due and payable annually in advance.

3. Miscellaneous. Customer is licensed to use each Program only on the Designated System(s) specified in Section A of this Order Form and for which such Program is available on the Effective Date. The Shipment Summary included with this Order Form specifies the Programs on the particular Designated Systems requested by Customer and are currently being shipped to Customer. Oracle shall deliver to the Customer Location, for use in the U.S., 1 copy of the software media ("Master Copy") and 1 set of Documentation (in the form generally available) for each Program currently available in production release as of the Effective Date below for use on the Network. Customer shall have the right to make up to 1 copy of the Program(s), including Documentation, for each license of the Program(s) and the Customer shall be responsible for installation of the software. All fees under this Order Form shall be due and payable net 30 days from date of invoice, and shall be non-cancelable and the sums paid nonrefundable. Customer agrees to pay applicable sales/use tax, media, and shipping charges. If Customer loses or damages the media containing a Program licensed hereunder, upon Customer's written notice Oracle will provide a replacement copy thereof, under Oracle's then current Technical Support policies, for a media and shipping charge. The following shipping terms shall apply: FOB Destination, Prepaid and Add. These terms shall also apply to any options exercised by Customer. Oracle may refer to Customer as a customer in sales presentations, marketing vehicles and activities. For purposes of this Order Form, Applications and/or Tools Programs may also include any source code Oracle may provide as part of its standard shipment of such Programs, which source code shall be governed by the terms of the Agreement.

  C. OTHER

1. Additional Designated Systems. Until 2 years from the Effective Date, Customer shall have the option to add 3 additional Designated System type(s) ("Additional Designated System") to this Order Form at no charge, if: (i) the Programs licensed herein are available in production release status on the Additional Designated System at the time Customer elects to add the Additional Designated System; and (ii) Customer has continuously maintained Technical Support for such Programs.

   Oracle shall ship to the Customer Location a single Master Copy of the Programs licensed herein for the Additional Designated System added. These Programs may only be copied and installed in accordance with the terms of this Order Form; Oracle has no further shipment obligation other than as specified above. Programs licensed herein for use on Additional Designated System(s) may not be currently available. Customer has not relied on potential availability in entering into the payment obligations in this Order Form. Oracle is under no obligation to change current availability.

2. Hot Backup. In consideration for the hot backup fees specified in this Order Form, with respect to each of the Program licenses ordered under this Order Form, Customer shall have the right to install and use such Programs on a backup computer with the same number of processors and of the same make and model as the Designated System type for the purpose of temporary disaster recovery and testing. Customer shall have the right to maintain a "hot" or "live" copy of the Programs on such backup computer at all times for immediate production use only in the case of a primary computer malfunction that renders the Programs inoperable on the applicable Designated System type. At no time shall Customer have the right to use the Programs on the Designated System type and the backup computer simultaneously.

Customer and Oracle agree that the terms and pricing of thus Order Form shall not be disclosed without the prior written consent of the other party. This quote is valid through August 20, 1999 and shall become binding upon execution by Customer and acceptance by Oracle.

BOOKTECH INC.                             ORACLE CORPORATION

Signature:                                Signature:
          ---------------------------               ---------------------------

Name:   /s/ Morris A. Sheppard            Name:
     --------------------------------          --------------------------------

Title:  Chairman & CEO                    Title:
      -------------------------------           -------------------------------

Effective Date: 8.23.99
               ----------------------

SHIPMENT SUMMARY:


    PROGRAMS                                   DESIGNATED SYSTEMS            MEDIA TYPE
    --------                                   ------------------            ----------
    Oracle8i Enterprise Edition                SUN SPARC/Solaris             CD
    Diagnostics Management Pack
    Tuning Management Pack
    Application Server Enterprise Edition
    interMedia
    WebDB
    iStore
    iPayment
    Oracle Financials
    Oracle Discrete Manufacturing
    Oracle Order Management
    Oracle Purchasing
    Oracle Product Configuration
    Oracle Financials Intelligence
    Oracle Operations Intelligence
    Oracle Human Resources
    Oracle Self-Service Human Resources
    Oracle HR Intelligence

    Oracle Enterprise Edition                  HP 98XX/IIP-UX               CD
    Diagnostics Management Pack
    Tuning Management Pack
    Application Server Enterprise Edition
    interMedia
    WebDB
    iStore
    Oracle Financials
    Oracle Discrete Manufacturing
    Oracle Order Management
    Oracle Purchasing
    Oracle Product Configuration
    Oracle Financials Intelligence
    Oracle Operations Intelligence
    Oracle Human Resources
    Oracle Self-Service Human Resources

Oracle HR Intelligence

Oracle Discoverer End User Edition             PC Compatible/Windows NT      CD
Oracle Discoverer Administration Edition
Oracle Reports
Enterprise Developer Suite

ORACLE

                        JULY 1999 PRICE LIST DEFINITIONS

"Concurrent Devices" (or "Concur Dev"): is the maximum number of input devices accessing the Programs at any given point in time. If multiplexing software or hardware (e.g. a TP monitor, webserver product) is used, this number must be measured at the multiplexing front-end.

"Named User" (or "Named") or "developer": is defined as an individual who is authorized by Customer to use the Oracle Programs, regardless of whether the individual is actively using Programs at any given time.

"Casual User" is defined as an individual authorized by the Customer to only run queries or reports against Oracle Applications Programs. Casual Users are licensed to use any of the above Oracle Applications Programs for which Customer has acquired Named User licenses.

"Primary Usage" is defined as each licensed user being counted only once as a designated Named or Casual User of the Oracle Application they will use most. However, a licensed Named or Casual User may access all Oracle Applications licensed under the Agreement which have been licensed under the same licensing methodology, regardless of the designed Oracle Application of primary use.

"Mailbox" is defined as a point from which to send or receive electronic mail. It is created when a user account or application is created in Oracle Office.

"Computer": licensed for use on a single specified computer.

"Processor": shall be defined as the actual number of processors installed in the licensed Computer and running the Oracle Programs, regardless of the number of processors which the Computer is capable of running.

"Client": a computer which (1) is used by only one person at a time, and (2) executes Oracle software in local memory or stores the software on a local storage device.

"Full Use Programs" are unaltered versions of the Programs with all functions intact.

"Deployment Programs" may be used only to execute existing applications or reports. They may not be used to build or modify reports or applications. Deployment Programs are to be generated by Customer from Full Use Programs.

"Application Specific Programs" (or "App Specific"): shall mean Programs which are limited to use solely for Customer's application software defined on the Order Form. Application Specific Programs are to be generated by Customer from Full Use Programs.

A "Web Specific" Program is defined as a Program license which may only be accessed by third parties via internet networking protocols and which is limited to use solely for deployment of Customer's public web site. Customer's application may allow third party web access to a licensed Web Specific Program solely for viewing, querying or adding data, provided such use is in accordance with the other terms of the Agreement. No corporate use or internal data processing by Customer or its clients shall be permitted with a Web Specific Program. Prohibited corporate and internal uses shall include, but shall not be limited to, the following types of uses; human resource, finance and administration, internal messaging and communications, accounting, sales force management, etc.

For Oracle Payroll, "Employee" is defined as an individual whose payment, or payment calculations, are generated by the Programs. The term "Employee" includes, without limitation, Customer employees, contractors, retirees, and employees covered by workers compensation laws or regulations.

For Oracle Time Management, "Employee" is defined as an individual who submits timecards or other time records for payroll processing.

For Oracle Self-Service Human Resources, Oracle Self-Service Purchasing, Oracle Self-Service Expenses, and Business Intelligence System (BIS) Applications, "Employee" is defined as an active employee of Customer.

"Foundation Services": This is limited support, and any license for which it is purchased is not a Supported Program License.

An "Education Unit" entitles Customer to acquire education products and services as specified in the Oracle Education catalogue in effect at the time an Education Unit is utilized. Education Units are only valid for 12 months from the Effective Date of the Order or as specifically stated in the applicable order. Education Units may only be used in the country where the Education Units were acquired or within the Territory defined in the applicable Order. Education Units may only be used in the country where the Education Units were acquired or within the Territory defined in the applicable Order. Customer may be required to execute standard Oracle ordering materials in conjunction with utilizing Education Units.

"Organizational Change Management Services" are services for assisting Customers in managing change in their organizations. Customer's discounts for consulting or training do not apply to such Organizational Change Management Services.

A "Suite" consists of all the functional software components described in the Documentation.

"Module" is defined as a single production database running the Oracle
Program(s).

"Per Entry": shall mean a unique item (e.g., object, person, entity, or information) stored within the Programs. Replicated entries stored within the Program on multiple servers are counted as a single entry.

"Power Unit": One Power Unit is defined as one MHz of power in any Intel compatible or RISC processor in any computer of the Designated Systems on the Order Form on which the Programs are installed and operating. The total number of Power Units is determined by adding together the number of MHz in all the processors in all such computers. Customer may add processors and computers, or modify existing processors and computers, provided that if, at any time, Customer's use exceeds the total number of licensed Power Units, Customer will acquire licenses for the additional Power Units. At Oracle's request, no more than once annually, Customer shall certify in writing the Power Unit computation, including the number of relevant computers and processors, and the MHz of each processor. (For example: two computers with two 400 MHz processors each would equal 1,600 Power Units.)